SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                          MedPlus, Inc.
      (Name of Registrant as Specified In Its Charter)


                               N/A
(Name of Person(s) Filing Proxy Statement if other than the
                          Registrant)

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and 0-11

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computed pursuant to Exchange Act Rule 0-11 (Set forth the amount
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    MEDPLUS, INC.
            8805 Governor's Hill Drive, Suite 100
                   Cincinnati, Ohio 45249

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                   JUNE 25, 1998

TO THE SHAREHOLDERS OF MEDPLUS, INC.:

You are cordially invited to attend the Annual Meeting of the Shareholders of MedPlus, Inc. to be held on June 25, 1998 at 1:30 P.M. at the Marriott Hotel Northeast, 9644 Mason-Montgomery Road, Mason, Ohio 45040, for the purpose of considering and acting on the following:

1.  Election of six directors to serve until the 1999 Annual
Meeting.

2. Approval of an amendment to the 1994 Long-Term Stock Incentive Plan increasing the total number of shares of the Company's Common Stock subject to grants thereunder from 1 million shares to 2 million shares.

3.  Approval of the 1998 MedPlus, Inc. Employee Stock Purchase
Plan.

4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on May 11, 1998 will be entitled to vote at the meeting.

                                By Order of the Board of Directors

                                Robert E. Kenny III
                                Secretary
May 22, 1998


__________________________________________________________________

                                IMPORTANT

A Proxy Statement and proxy are submitted herewith. As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting in person. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Shareholders attending the meeting may personally vote on all matters which are considered in which event their signed proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.
_________________________________________________________________



                           PROXY STATEMENT

                             MEDPLUS, INC.
                8805 Governor's Hill Drive, Suite 100
                       Cincinnati, Ohio  45249
                                                     May 22, 1998

                  ANNUAL MEETING OF SHAREHOLDERS
                            June 25, 1998

                             INTRODUCTION

The enclosed form of proxy is being solicited on behalf of the Board of Directors of MedPlus, Inc. (also referred to as "MedPlus" or the "Company") for the Annual Meeting of Shareholders to be held on June 25, 1998. Each of the 6,175,717 shares of Common Stock, without par value, outstanding on May 11, 1998, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. Only shareholders of record of the Company at the close of business on May 11, 1998 will be entitled to vote at the meeting either in person or by proxy. This Proxy Statement is being mailed to shareholders on or about May 22, 1998.

The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person granting a proxy may revoke it by giving notice to the Company's Secretary in writing or in open meeting at any time before it is voted.
Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of the Company who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company will reimburse them for their expenses. The expense of soliciting proxies will be borne by the Company.

The Annual Report of the Company for the fiscal year ended January 31, 1998 is enclosed with this Proxy Statement.

                      ELECTION OF DIRECTORS

Six directors are to be elected to hold office until the 1999 Annual Meeting of Shareholders. It is the intention of the individuals named in the proxy to vote for the election of only the six nominees named. Only the maximum of six directors may be elected. The Company is not currently aware of any potential candidates who may be nominated at or prior to the meeting, and in no event will the proxies solicited hereby be voted for other than the six nominees named.

The nominees, Richard A. Mahoney, Robert E. Kenny III, Paul J. Stein, Jay Hilnbrand, Paul A. Martin and Philip S. Present II, are currently serving as members of the Board of Directors. While management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nominations, should any nominee so refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors. Nominees receiving the six highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the six nominees specified above unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

Directors are elected annually and serve for one year terms.
Information with respect to each of the six nominees is as follows:

Richard A. Mahoney, age 50, has been the Company's President and a
director of the Company since January 1991.   While Mr. Mahoney
has been the President of the Company since its inception, Mr. Mahoney has held the titles of Chairman of the Board and Chief Executive Officer of the Company since November 1995.

Robert E. Kenny III, age 42, an attorney engaged in the private practice of law since 1985, has served as Secretary of the Company since its inception and as a director of the Company since 1991.

Paul J. Stein, age 51, has been a director of the Company since
1991. Mr. Stein has been a self-employed marketing consultant and manufacturer's representative since October 1990.

Jay Hilnbrand, age 64, a director of the Company since April 1994, is the General Manager of Universal Document Management Systems, Inc. ("UDMS"), a document management software development company which became a wholly-owned subsidiary of the Company in 1995.

Paul A. Martin, age 43, a director of the Company since August 29, 1996, has been an Implementation Consultant for the Company since August 18, 1997. Prior to joining the Company, he had been the Corporate Accounts Receivable Manager for CommuniCare Health Services, a home healthcare agency which also owns and operates a nursing home, since 1995. Prior to his position with CommuniCare he was the director of the business office for Dimensions Health Corp., a hospital and out-patient center management company.

Philip S. Present II, age 47, joined the Company in April 1995 as Vice President of Corporate Development. Mr. Present was named the Chief Operating Officer of the Company in June 1996. He became a director of the Company on December 13, 1997 to fill a vacancy created on the Board by an increase in the number of directors of the Company from five to six. From September 1973 to March 1995, Mr. Present was employed by the certified public accounting firm of KPMG Peat Marwick LLP.


            BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended January 31, 1998, the Board of Directors met on two occasions. Each of Messrs. Mahoney, Kenny, Stein, Martin and Present attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). Mr. Hilnbrand did not attend either meeting of the Board of Directors, but did execute the three Actions By Unanimous Written Consent of the Directors which were executed during the fiscal year ended January 31, 1998.

The Company has an Audit Committee of the Board of Directors, the members of which are not officers or employees of the Company except for Messrs. Mahoney and Martin. The Audit Committee, which held two meetings during the fiscal year ended January 31, 1998, recommends to the entire Board of Directors the independent auditors to be employed by the Company, consults with the independent auditors with respect to their audit plans, reviews the independent auditors' report and any management letters issued by the auditors, and consults with the independent auditors with regard to financial reporting and the adequacy of internal controls. The members of the Audit Committee during the fiscal year ended January 31, 1998 were Messrs. Mahoney, Kenny, Stein and Martin.

The Company has a Compensation Committee of the Board of Directors, which held two meetings and executed four Actions by Unanimous Written Consent during the fiscal year ended January 31, 1998. The Compensation Committee recommends to the entire Board of Directors the compensation arrangements, including grants of stock options and other incentives under the Company's 1994 Long-Term Stock Incentive Plan, for the corporate officers of the Company and reviews proposed changes in management organization. The present members of the Compensation Committee are Messrs. Stein and Kenny. Mr. Martin resigned from the Compensation Committee on August 15, 1997 upon becoming an employee of the Company.


                      SECURITY OWNERSHIP OF
            CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who, directly or indirectly, has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following shareholders are known by the Company to have been the beneficial owners of 5% or more of the Company's Common Stock as of January 31, 1998:


Title of     Name and Address of   Amount and Nature  Percent
Class        Beneficial Owner(1)   of Ownership       of Class(2)
____________ ____________________  _________________  ___________

Common Stock Richard A. Mahoney       3,051,974 shares    47.52%
             Chairman of the Board,   owned
             President and Chief      beneficially (3)
             Executive Officer
             8598 Twilight Tear Drive
             Cincinnati, OH  45249

Common Stock The Keys Plus            690,938 shares      11.22%
             Irrevocable Trust        owned
             8598 Twilight Tear Drive beneficially (4)
             Cincinnati, OH  45249

Common Stock The Keys                 690,937 shares      11.22%
             Irrevocable Trust        owned
             8598 Twilight Tear Drive beneficially (4)
             Cincinnati, OH  45249

Common Stock Paul J. Stein            310,250 shares       5.03%
             4041 Harding Drive       owned
             Westlake, OH  44148      beneficially (5)
_____________________
(1) The persons and entities named in the above table had, at January 31, 1998, sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in other footnotes to this table. For purposes of this table, stock options were considered to be exercisable if by their terms they could have been exercised as of January 31, 1998 or if they became exercisable within 60 days thereafter.

(2) Percentages indicated for each person are calculated with respect to a total number of shares equal to the number of shares actually outstanding as of January 31, 1998 plus that number of shares which such person had the right to acquire as of the date 60 days thereafter.

(3) Total consists of 927,725 owned outright by Mr. Mahoney, 4,500 shares owned by members of Mr. Mahoney's immediate family and 250,000 shares subject to options exercisable by Mr. Mahoney as of January 31, 1998 or within 60 days thereafter. In addition,

Mr. Mahoney is the sole trustee of two trusts for the benefit of certain minor children which at January 31, 1998 held a total of 1,381,875 shares of Common Stock; Mr. Mahoney had, and continues to have, sole voting and dispository power with respect to the shares held by the trusts but no pecuniary interest in such shares. Finally, Mr. Mahoney had sole voting power as proxy with respect to an additional 487,874 shares, 11,250 of which were shares subject to options exercisable at January 31, 1998 or within 60 days thereafter.

(4) These shares are also included in the shares shown as beneficially owned by Mr. Mahoney.

(5) Total consists of (i) 274,000 shares owned outright by Mr. Stein, (ii) 30,000 shares owned by members of Mr. Stein's immediate family and (iii) 6,250 shares which Mr. Stein then had, and continues to have, the option to purchase. Mr. Stein had, and continues to have, shared voting and investment power with respect to the shares owned by members of his immediate family. Mr. Mahoney had, and continues to have, sole voting power as a proxy with respect to the 274,000 shares owned outright by Mr. Stein and the 6,250 shares which Mr. Stein had the option to purchase; accordingly, these shares are also included in the shares shown as beneficially owned by Mr. Mahoney.

Management

The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executives and all directors and executive officers as a group, as of May 11, 1998:


Title of      Name and Position of   Amount and Nature   Percent
Class         Beneficial Owner(1)    of Ownership        of Class
____________  ______________________ __________________  ________

Common Stock  Richard A. Mahoney       3,044,474 shares    47.28%
              Chairman of the Board,   owned
              President, Chief         beneficially
              Executive Officer and
              Director

Common Stock  Paul J. Stein            312,750 shares       5.06%
              Director                 owned
                                       beneficially(3)

Common Stock  Gary L. Price            102,800 shares       1.66%
              Senior Vice President,   owned
              Business Development     beneficially

Common Stock  Jay Hilnbrand            95,724 shares        1.55%
              Director and             owned
              General Manager          beneficially(4)
              of Subsidiary

Common Stock  Philip S. Present II     88,829 shares        1.43%
              Chief Operating Officer  owned
              and Director             beneficially(5)

Common Stock  Timothy P. McMullen      30,001 shares        0.48%
              Vice President of Sales  owned
              and Marketing            beneficially(6)

Common Stock  Paul F. Albrecht         23,384 shares        0.38%
              Vice President and       owned
              Chief Technology Officer beneficially(7)

Common Stock  Robert E. Kenny III      14,250 shares        0.23%
              Director and Secretary   owned
                                       beneficially(8)

Common Stock  Paul A. Martin           3,388 shares         0.05%
              Director and             owned
              Implementation           beneficially(9)

Common Stock  All directors and        3,363,229 shares    51.12%
              executive officers       owned
              as a group(10 persons)   beneficially(10)
_________________________
(1) The persons and entities named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in other footnotes to this table. For purposes of this table, stock options are considered to be currently exercisable if by their terms they may be exercised as of May 11, 1998 or if they become exercisable within 60 days thereafter.

(2) Total consists of (i) 927,725 shares which are owned outright by Mr. Mahoney, (ii) 4,500 shares which are owned by members of Mr. Mahoney's immediate family, (iii) 1,381,875 shares which are owned by Mr. Mahoney as trustee for the benefit of certain minor children and with respect to which Mr. Mahoney has sole voting and dispository power, (iv) 480,374 shares, 13,750 shares of which are shares subject to options exercisable on or before July 10, 1998, as to which Mr. Mahoney has sole voting power as proxy and (v) 250,000 shares which Mr. Mahoney currently has the option to purchase pursuant to options granted to him in 1995, 1996 and 1997 in accordance with his employment agreement with the Company, and options granted to him in lieu of a cash bonus for 1996.

(3) Total consists of (i) 274,000 shares owned outright by Mr. Stein, (ii) 30,000 shares which are owned by members of Mr. Stein's immediate family and (iii) 8,750 shares which Mr. Stein currently has the option to purchase or will have the option to purchase on or before July 10, 1998. Mr. Stein has shared voting and investment power with respect to the shares owned by members of his immediate family. Mr. Mahoney has sole voting power as a proxy with respect to the 274,000 shares owned outright by Mr. Stein and, should Mr. Stein choose to exercise his option to purchase 8,750 shares, Mr. Mahoney will also have sole voting power as a proxy with respect to those shares. Accordingly, the 274,000 shares owned outright by Mr. Stein and the 8,750 shares which Mr. Stein has the option to purchase as of are also included in the shares shown as beneficially owned by Mr. Mahoney.

(4) Total consists of (i) 90,724 shares owned outright by Mr. Hilnbrand and (ii) 5,000 shares which Mr. Hilnbrand has the option to purchase or will have the option to purchase on or before July
10, 1998.   Mr. Mahoney has sole voting power as a proxy with
respect to the 90,724 shares owned outright by Mr. Hilnbrand and, should Mr. Hilnbrand choose to exercise his option to purchase 5,000 shares, Mr. Mahoney will also have sole voting power as a proxy with respect to those shares. Accordingly, all shares shown as beneficially owned by Mr. Hilnbrand are also included in the shares shown as beneficially owned by Mr. Mahoney.

(5) Total consists of (i) 30,000 shares owned by Mr. Present through a retirement plan account, (ii) 53,334 shares which Mr. Present has the option to purchase and (iii) approximately 5,495 shares held by Mr. Present through the MedPlus, Inc. 401(k) Plan.

(6) Total consists of 30,001 shares which Mr. McMullen has the option to purchase.

(7) Total consists of 23,834 shares which Mr. Albrecht has the option to purchase.

(8) Total consists of (i) 5,000 shares owned outright by Mr. Kenny, (ii) 500 shares which Mr. Kenny owns through an IRA and
(iii) 8,750 shares which Mr. Kenny has the option to purchase or will have the option to purchase on or before July 10, 1998.

(9) Total consists of 3,388 shares which Mr. Martin has the option to purchase.

(10) Includes the shares owned by Mr. Mahoney as a trustee, shares over which Mr. Mahoney has voting power and shares owned by Mr. Stein's immediate family and the total number of shares owned directly by all directors and executive officers, including those officers who are not named executives.

The Company's executive officers not previously discussed under "Election of Directors" are as follows:

Gary L. Price, 43, joined the Company as Vice President, Sales in January 1992 and in June 1996 was named Senior Vice President,
Business Development.

Timothy P. McMullen, 43, has been the Vice President of Sales and Marketing since December 13, 1997. He joined the Company as Vice President, Corporate Accounts and Managed Care in June 1996 after sixteen years with the Hill-Rom Co. Inc. At Hill-Rom, the world's largest manufacturer and distributor of patient beds and patient environments, he held several senior positions including Vice President of Corporate Accounts, Merchandising, International, and Domestic Sales.

Daniel A. Silber, 49, joined the Company as Vice President of
Finance and Chief Financial Officer in May 1995. From 1993 until he joined the Company, he was Chief Financial Officer for Saturday Knight LTD, a manufacturer and distributor of bathroom accessories.

Paul F. Albrecht, 43, was elected Vice President and Chief Technology Officer on December 13, 1997 following his tenure as General Manager of the ChartMaxx(tm) Division of MedPlus since May 16, 1994. Prior to joining the Company, Mr. Albrecht had been the Director of the Systems Development Area for Cincinnati Bell Information Systems since December 1991.

     AMENDMENT TO 1994 MEDPLUS, INC. LONG-TERM STOCK
                       INCENTIVE PLAN

     A key factor in the Company's continuing advancement and growth is its ability to attract, motivate and retain highly qualified employees. The market for such employees, especially in the Company's high technology industry, continues to be extremely competitive. The Company has historically utilized stock-based incentives to attract, motivate and retain employees and hopes to continue to do so. Because a number of the companies with which the Company and its subsidiaries compete for employees make extensive use of stock-based incentives to maintain a highly qualified employee base, the Company believes that stock-based incentives enable the Company to cost-effectively compete for the talents of key employees. In addition, the Company believes that by providing its employees with the opportunity to purchase the Company's Common Stock at attractive prices, it is giving employees a chance at a long-term ownership stake in the Company; as a result, the economic interests of the Company's employees and those of its shareholders are aligned.

For the above reasons, the Company has in place the 1994 MedPlus, Inc. Long-Term Stock Incentive Plan (the "Long-Term Plan"). Subject to the provisions of the Long-Term Plan, a Committee of the Board of Directors designated to administer the Long-Term Plan (the "Committee") may at any time, or from time to time, grant stock incentives under the Long-Term Plan to, and only to, those employees who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary ("Eligible Employees"). Stock incentives may be granted in the form of a stock option ("Option"), a stock appreciation right ("SAR"), a stock award ("Stock Award"), or a combination of an Option, a SAR, and/or a Stock Award.

The Board of Directors believes that additional shares of Common Stock should be available for issuance by the Board from time to time to Eligible Employees pursuant to the Long-Term Plan. As of May 11, 1998, all of the currently authorized 1,000,000 shares of Common Stock subject to stock incentives which may be granted under the Long-Term Plan had been granted. Thus, the Board has approved, and recommends the shareholders adopt, an amendment to the Long-Term Plan which increases the number of shares of Common Stock which the Board is authorized to issue thereunder from 1,000,000 to 2,000,000 shares.

The maximum amount of Common Stock with respect to which stock incentives may be granted to any person during any calendar year (the "Maximum Annual Grant") is 50,000 shares; provided, however, that in the case of a grant made to a recipient upon the recipient's initial hiring by the Company or in lieu of a cash bonus, the Maximum Annual Grant is increased to 100,000 shares.

Shares of Common Stock subject to stock incentives granted under the Long-Term Plan may be either authorized but unissued shares or shares held in the Company's treasury, or any combination thereof, in the discretion of the Committee. The number of shares of Common Stock which may be granted under the Long-Term Plan as Stock Awards in any calendar year may not exceed 25,000.

The Long-Term Plan is administered by the Committee which consists of not less than three directors of the Company designated by the Board of Directors in accordance with the Code of Regulations of the Company; provided, however, that no director may be designated as or continue to be a member of the Committee unless such director is at the time of designation and service a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor provision at the time in effect). Grants of stock incentives may be recommended by the Committee either with or without consultation with employees, but the Committee has full authority to act in the matter of selection of all Eligible Employees and in recommending stock incentives to be granted to them.

The Long-Term Plan may be amended by the Board of Directors upon the recommendation of the Committee, provided that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to stock incentives, (ii) withdraws the administration of the Long-Term Plan from the Committee or amends the provisions of the Long-Term Plan with respect to eligibility and disinterest of members of the Committee, (iii) permits any person who is not at the time an Eligible Employee of the Company or of a subsidiary to be granted a stock incentive, (iv) permits any Option to be exercised more than ten years after the date it is granted, (v) amends the Long-Term Plan to extend the date set forth therein for shareholder approval or (vi) amends the provisions governing the amendment process. However, the Board of Directors may by resolution, adopted by a majority of the entire Board of Directors, discontinue the Long-Term Plan. No amendment or discontinuance of the Long-Term Plan by the Board of Directors or the shareholders of the Company will, without the consent of the employee, adversely affect any stock incentive previously granted to such employee.

     On May 11, 1998, the closing price of the Company's Common
Stock on the Nasdaq National Market was $7.13.

     PROPOSAL TO ADOPT THE 1998 MEDPLUS, INC. EMPLOYEE STOCK
                        PURCHASE PLAN

     As noted above, the Company's success in attracting, motivating and retaining highly qualified employees is partially due to its use of stock-based incentives. To date, the Company has been using the Long-Term Plan to provide stock incentives to key employees. However, in an effort to further motivate and retain its current employees and to attract talented individuals, the Company now believes that it is appropriate to adopt the 1998 MedPlus, Inc. Employee Stock Purchase Plan (the "1998 Plan").

     On April 23, 1998, the Board of Directors approved, subject to shareholder approval, the adoption of the 1998 Plan. The 1998 Plan will be submitted for shareholder approval at the Annual Meeting. The full text of the 1998 Plan is attached as Exhibit A to this Proxy Statement, and the following discussion is qualified in its entirety by reference to Exhibit A.

     In approving the 1998 Plan for submission to the Company's shareholders, the Board of Directors recognized the changing environment for the compensation of eligible employees. To provide a flexible vehicle under which appropriate benefits can be obtained by employees, the 1998 Plan permits employees to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock at a price which is the lower of 85% of the closing price of the stock on the Offering Commencement Date (as defined in the 1998 Plan) or the Offering Termination Date (as defined in the 1998 Plan), subject to additional restrictions described below and in Exhibit A.

     The 1998 Plan will become effective on August 1, 1998 if approved and adopted by the shareholders and shares subject to the 1998 Plan will be registered by the Company on a Registration Statement on Form S-8. If the 1998 Plan is not approved by the shareholders, the 1998 Plan will be of no force and effect. If approved, the 1998 Plan will continue in existence until July 31, 2002, unless earlier terminated by the Board of Directors. The Board of Directors may terminate the 1998 Plan at any time. In addition, subject to the provisions of the 1998 Plan, a Committee of the Board of Directors designated to administer the 1998 Plan (the "1998 Plan Committee") shall have plenary authority in its discretion to interpret and construe the provisions of the 1998 Plan and adopt rules and regulations for administering the 1998 Plan.

     Subject to certain restrictions as to the number of shares each employee may purchase under the 1998 Plan, any employee who
(1) is regularly scheduled to work more than 20 hours per week,
(2) has completed 90 days' employment and (3) is employed by the Company on the date the employee's participation in the 1998 Plan is to become effective will be eligible to participate in offerings under the 1998 Plan which commence on or after such 90 day period has concluded. The Company currently has approximately 114 such employees. An eligible employee may become a participant by authorizing a payroll deduction for such participation in accordance with the 1998 Plan.

     The 1998 Plan will be implemented by four annual offerings of the Company's Common Stock beginning on the 1st day of August in each of the years 1998, 1999, 2000 and 2001, each Offering (as defined in the 1998 Plan) terminating on July 31 of the following year, provided, however, that each annual Offering may, in the discretion of the 1998 Plan Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on August 1 of such year and February 1 of the following year and terminating on January 31 and July 31 of the following year, respectively. The maximum number of shares which may be issued under the 1998 Plan is 350,000. The number of shares which may be issued in each Offering is indicated in detail in Exhibit A hereto.

     The Board of Directors shall have complete power and authority to terminate or amend the 1998 Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04 of the 1998 Plan); (ii) amend the requirements as to the class of employees eligible to purchase stock under the 1998 Plan or (iii) permit the members of the Committee to purchase stock under the 1998 Plan. No termination, modification, or amendment of the 1998 Plan may, without the consent of an employee then having an option under the 1998 Plan to purchase stock, adversely affect the rights of such employee under such option.

Federal Income Tax Consequences

It is the intention of the Company to have the 1998 Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1998 Plan has been structured in order to meet the criteria of Section 423 of the Code. No taxable income for federal income tax purposes results to an employee from the exercise of the option to purchase shares of stock under the 1998 Plan. Any gain realized on the sale of stock acquired through the 1998 Plan is considered as capital gain for federal income tax purposes to an employee if the stock has been held at least one year after it was acquired and if at least two years have expired from the grant of the option. Any appreciation is considered a long-term capital gain to the employee if the stock was held longer than eighteen months from the date of acquisition. The Company is not entitled to any deduction for federal income tax purposes with respect to the grant or exercise of any option under the 1998 Plan.

                    NEW PLAN BENEFITS

Except as reflected in the following table, no specific determinations have been made or can be made in advance as to the future recipients of stock incentives under the Long-Term Plan or of benefits under the 1998 Plan. The table sets forth known future grants under the Long-Term Plan and the 1998 Plan, if any. The information in this table is subject to change in light of facts and circumstances that may occur in the future but are not presently known to the Company.


                                                        1994 Long Term            1998 Employee Stock
                                                      Stock Incentive Plan            Purchase Plan
                                                ____________________         ___________________

Name and Position         Dollar Value ($)      Number of Units (1)          Number of Units (1)
__________________        _________________     ____________________         ___________________
Richard A. Mahoney,
Chairman of the Board,
President and Chief
Executive Officer               --(2)                  200,000(3)                    --(4)

Gary L. Price,
Vice President, Sales             --                       --                        --

Philip S. Present II,
Chief Operating Officer
and Director                    --(2)                   50,000(5)                    --

Timothy P. McMullen,
Vice President, Sales
and Marketing                     --                       --                        --

Paul F. Albrecht,
Chief Technology Officer          --                       --                        --

Executive Officer Group         --(2)                  250,000                       --

Non-Executive Director Group      --                       --                        --

Non-Executive Officer
Employee Group                  --(2)                   65,000(6)                    --
__________________________



(1) Units referenced are of options.
(2) Due to the nature of options, the options listed cannot be valued at this time.
(3) Mr. Mahoney is entitled to annual 50,000 share option grants pursuant to his employment agreement. The term of the employment agreement expires June 30, 2001. Such grants are subject to Mr. Mahoney's continued employment with the Company. See "Executive Compensation -- Employment Agreements." Of the 200,000 options to be granted to Mr. Mahoney, the receipt of 50,000 options which have been granted to Mr. Mahoney is contingent upon the approval by the shareholders of the proposed amendment to the 1994 MedPlus, Inc. Long-Term Stock Incentive Plan.
(4) Because Mr. Mahoney is the beneficial owner of greater than 5% of the Company's outstanding common stock, he will be unable to participate in the 1998 Plan in accordance with its terms.
(5) Mr. Present is entitled to a 50,000 share option grant if he is elected President of the Company during his employment with the Company. See "Executive Compensation - Employment Agreements."
(6) Of the 65,000 options to be granted to non-executive officer employees, 60,000 are options which have been granted to such employees contingent upon the approval by the shareholders of the proposed amendment to the 1994 MedPlus, Inc. Long-Term Stock Incentive Plan.


              Approval by Shareholders

The resolution which will be introduced at the Annual Meeting seeking approval of an amendment to the Long-Term Plan is as follows:

RESOLVED, that Section 4(a) of the 1994 Long-Term Stock Incentive
Plan be amended to read in its entirety as follows:

"(a) The maximum aggregate number of shares of Common Stock subject to Stock Incentives that may be granted to participants in the Plan shall be 2,000,000. Shares of Common Stock subject to Stock Incentives granted under this Plan may be either authorized but unissued shares or shares held in the Company's treasury, or any combination thereof, in the discretion of the Committee."

Adoption of the above resolution requires the affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolutions unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolutions, provided such shares are properly present at the meeting in person or by proxy.

The resolution which will be introduced at the Annual Meeting seeking approval of the adoption of the 1998 Plan is as follows:

RESOLVED, that the MedPlus, Inc. 1998 Employee Stock Purchase Plan be, and it hereby is, adopted in the form attached as Exhibit A to the Proxy Statement relating to this Annual Meeting of Shareholders.


Adoption of the above resolution requires the affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolutions unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolutions, provided such shares are properly present at the meeting in person or by proxy.


                    EXECUTIVE COMPENSATION

Summary


The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer and the four most highly-compensated executive officers, other than the Chief Executive Officer, whose compensation exceeded $100,000 for all services rendered to the Company in all capacities (the "named executives") during the last fiscal year and who were serving in such capacity as of January 31, 1998:


                                            SUMMARY COMPENSATION TABLE

                                                                    Long Term Compensation
                                                         _______________________________________
                           Annual Compensation                    Awards
                         __________________________________   __________________________
Name and                                        Other Annual   Restricted     Securities  All Other
Principal           Fiscal                      Compensa-      Stock          Underlying  Compensa-
Position            Year(1)  Salary($) Bonus($) tion($)        Awards($)      Options(#)  tion($)
_____________       _______  _________ ________ _____________  __________     __________  __________
Richard A. Mahoney,  1998    205,004   200,000       --          4,015         50,000(1)       --
Chairman of the
Board, President     1996    200,750      --         --            --         100,000          --
and Chief Executive
Officer              1995    137,000    63,000       --            --          50,000

Gary L. Price,       1998    132,541    68,088(2)    --          4,015            --       21,420(3)
Senior Vice
President,           1996    112,500    95,461       --            --             --           --
Business
Development          1995     98,000   126,486       --            --             --           --

Timothy P. McMullen, 1998    149,583    28,262(2)    --            --          25,000(1)       --
Vice President of
Sales and            1996     78,750      --         --            --          50,000          --
Marketing
                     1995       --        --         --            --             --           --

Philip S. Present,   1998    151,649   100,000       --            --             --(1)        --
II, Chief Operating
Officer and          1996    128,000      --         --            --          30,000          --
Director
                     1995     69,000      --         --            --          25,000          --

Paul F. Albrecht,    1998     96,667      --         --            --          20,000(1)       --
Vice President and
Chief Technology     1996     75,000      --         --            --          15,000          --
Officer
                     1995     72,000      --         --            --          10,000          --

_______________


(1) In December 1997, the Company changed its fiscal year end from December 31 to January 31. Accordingly, the Company's 1998 fiscal year commenced on February 1, 1997 and ended on January 31, 1998.
 Information for the year ended January 31, 1998 is compared with information for the years ended December 31, 1995 and December 31,
1996.   During the period from January 1 through January 31, 1997,
Mr. Mahoney earned a salary of $24,750 and was granted 50,000 options, Mr. Price earned a salary of $16,500, Mr. McMullen earned a salary of $11,250 and was granted 5,000 options, Mr. Present earned a salary of $18,000 and was granted 25,000 options and Mr. Albrecht earned a salary of $10,500 and was granted 1,500 options. This information is not included in the table and no additional compensation of any type was earned by the named executive officers during that period.
(2) Amounts indicated represent commission payments.
(3) Amount indicated represents the forgiveness of a loan made to Mr. Price in the amount of $21,420.


Stock Options

The following table sets forth information regarding stock options granted to the named executives during fiscal year 1998:

                 OPTION GRANTS IN LAST FISCAL YEAR

                           Individual Grants
__________________________________________________________________
              Number of    % of Total
              Securities   Options         Exercise
              Underlying   Granted to      of Base   Expira-
              Options      Employees in    Price     tion
Name          Granted      Fiscal year     ($/Sh.)   Date
_____________ ___________  ______________  _________ _____________
Richard A.
Mahoney        50,000(1)        19%          5.63   April 15, 2002

Gary L. Price     --            --            --           --

Timothy P.
McMullen       25,000(2)         9%          6.31     May 15, 2002

Philip S.
Present II        --(3)         --             --          --

Paul F.
Albrecht       20,000(4)         7%          6.31     May 15, 2002


(1) During the period from January 1 through January 31, 1997, Mr. Mahoney was granted 50,000 options at an exercise price of $5.13 per share which represents 29% of the total options granted to all employees of the Company during such period. These options expire January 7, 2002.
(2) During the period from January 1 through January 31, 1997, Mr. McMullen was granted 5,000 options at an exercise price of $5.13 per share which represents 3% of the total options granted to all employees of the Company during such period. These options expire January 7, 2002.
(3) During the period from January 1 through January 31, 1997, Mr. Present was granted 25,000 options at an exercise price of $5.13 per share which represents 15% of the total options granted to all employees of the Company during such period. These options expire January 7, 2002.
(4) During the period from January 1 through January 31, 1997, Mr. Albrecht was granted 1,500 options at an exercise price of $5.13 per share which represents 1% of the total options granted to all employees of the Company during such period. These options expire January 7, 2002.



The following table sets forth information regarding stock options exercised by the named executives during fiscal year 1998 and the value of unexercised in-the-money options held by the named parties as of January
31, 1998:

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FY-END OPTION VALUES

                                                   Number of Securities
                                                 Underlying Unexercised      Value of Unexercised In-the-
                                                  Options at FY-End(#)      Money Options at FY-End($)(1)
                                             __________________________   _______________________________
                               Shares
                             Acquired on    Value
Name                  Exercise    Realized($)   Exercisable  Unexercisable    Exercisable      Unexercisable
__________________    _________   ___________   ___________  ______________   ____________     _____________
Richard A. Mahoney        --         --           25,000           --            521,500             --

Gary L. Price             --         --             --             --               --               --

Timothy P. McMullen       --         --           11,667        68,333             6,768            85,532

Philip S. Present II      --         --           43,335        36,665            77,020            91,280

Paul F. Albrecht          --         --           12,167        34,333             2,030            57,600


___________________






(1) Based on the average high and low prices of the Company's common stock on January 30, 1998.

Compliance with Section 16(a) of the Exchange Act

     To the Company's knowledge, during fiscal year 1998, all reports required to be filed under Section 16(a) of the Exchange
Act were filed in a timely manner.

Compensation of Directors

During the year ended January 31, 1998, the Company's outside directors (those directors who are not employees of the Company) were compensated for their services as directors as follows: (i) director Paul A. Martin was compensated at the rate of $500 per meeting prior to his employment with the Company and (ii) directors Paul J. Stein and Robert E. Kenny III were compensated at the rate of $3,000 per meeting; $2,500 of each $3,000 payment made to Messrs. Stein and Kenny represented forgiveness of amounts due under promissory notes issued to the Company by Messrs. Stein and Kenny for loans made to them by the Company to purchase shares of the Company's Common Stock (outside directors are not compensated for committee meetings that occur on the same date as full Board meetings). The Company does not additionally compensate employee directors. All directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties.

In addition, outside directors are entitled to receive stock options under the Directors' Plan. The Directors' Plan provides that, commencing in 1995, nonemployee directors were entitled to an option to purchase 5,000 shares after their first year in office and to an annual, automatic grant of an option to purchase 2,500 shares of the Company's Common Stock at every annual shareholders' meeting commencing in 1995. A total of 100,000 shares is available under the Directors' Plan. All options granted under the Directors' Plan have a five year term and an exercise price equal to 100% of fair market value of the Common Stock on the date of issuance. Options are not exercisable at all for six months after their issuance, at which time they become exercisable as to 50% of the shares covered. After 12 months, they become exercisable in full until expiration.

Employment Agreements

Richard A. Mahoney, the Company's Chairman of the Board, President and Chief Executive Officer, is employed pursuant to an employment agreement dated October 31, 1995. The term of the agreement expires on June 30, 2001 and commenced on November 1, 1995. It provides for a base salary of $186,000 per annum initially, increasing incrementally to a base salary of $245,000 per annum in the final year of the agreement. Under the agreement, Mr. Mahoney will also be entitled to annual bonuses of up to 100% of his salary, the actual amount to be determined based on the Company's performance and Mr. Mahoney's personal performance as determined by the Board of Directors or the Compensation Committee of the Board of Directors. He also is entitled to annual stock option grants of 50,000 shares during the term of the agreement under the Long-Term Plan and may be granted up to 50,000 stock options in lieu of a cash bonus in a particular year.

Under the employment agreement, if the Company terminates Mr. Mahoney's employment without cause or Mr. Mahoney terminates his employment with the Company under a limited set of circumstances defined in the employment agreement, including a change of control, Mr. Mahoney will receive an amount derived by multiplying the factor 2.99 by the sum of his salary and bonus paid in the year prior to the year of termination. In addition, in the event of a change in control of the Company, all outstanding stock options held by Mr. Mahoney at the time of the change in control and which were granted six months or more prior to such time will become exercisable in full and will become subject to repurchase, at fair market value, for cash by the Company at Mr. Mahoney's election. This agreement also provides that in the event it expires and Mr. Mahoney is not rehired in the same position under the terms and conditions of a new employment agreement acceptable to both Mr. Mahoney and the Company, Mr. Mahoney will receive lump sum severance compensation equal to the sum of the salary and bonus paid to him in the year ending June 30, 2001, the final year of the agreement. In the event the agreement is terminated by the Company for cause, Mr. Mahoney would forfeit any severance payment and all of his outstanding stock options. The agreement also provides that upon termination or expiration, Mr. Mahoney's participation in Company-sponsored employee and health benefit plans will be continued at the Company's expense for a maximum of 18 months so long as he is alive and is not elsewhere employed or self-employed.

Philip S. Present II, the Company's Chief Operating Officer and Director, is employed pursuant to an employment agreement dated January 1, 1998. The term of this agreement is 13 months. The agreement provides for a base salary of $15,000 per month, beginning in January 1998, plus bonuses payable based upon the attainment of certain profitability criteria. The agreement contains customary noncompetition and confidentiality provisions and may be terminated by the Company for nonperformance. In the event Mr. Present is elected President of the Company during the term of the agreement, whether or not such election follows a change in control of the Company, the agreement provides that he shall be awarded stock options to purchase 50,000 shares of the Company's Common Stock under the Company's Long-Term Stock Incentive Plan. In addition, if the Company terminates Mr. Present's employment without cause, he shall receive severance pay in the amount of three months' salary. Finally, should Mr. Present's employment be terminated, with or without cause, as a result of the liquidation, dissolution, consolidation, merger or other business combination of the Company, including the transfer of all or substantially all of the Company's assets, the agreement provides that (i) the Company shall pay to Mr. Present an amount equal to twice the aggregate of salary and bonus payments made to him from January 1, 1998 until the date of such termination and
(ii) all stock options granted to Mr. Present prior to such event shall immediately become fully vested (but in no event shall any stock options become vested earlier than the minimum vesting period provided by the Company's 1994 Long-Term Stock Incentive
Plan).

Gary L. Price, the Company's Senior Vice President, Business Development, is employed pursuant to an employment agreement dated March 16, 1998. The term of this agreement is 6 months and it provides for a base salary of $12,000 per month. The agreement contains customary noncompetition and confidentiality provisions and may be terminated by the Company for nonperformance. The agreement does not contain any special severance provisions which would be triggered by a change in control of the Company.

Timothy P. McMullen, the Company's Vice President of Sales and Marketing, is employed pursuant to an employment agreement dated January 1, 1998. The term of this agreement is 13 months. The agreement provides for a base salary of $13,333 per month, beginning in January 1998, plus bonuses payable based upon the attainment of certain profitability criteria. The agreement contains customary noncompetition and confidentiality provisions and may be terminated by the Company for nonperformance. In the event the Company terminates Mr. McMullen's employment without cause, he shall receive severance pay in the amount of three months' salary.

     Paul F. Albrecht, the Company's Chief Technology Officer, is employed pursuant to an employment agreement dated January 1, 1998. The term of this agreement is 13 months. The agreement provides for a base salary of $9,167 per month, beginning in January 1998, plus bonuses payable based upon the attainment of certain revenue and profitability criteria. The agreement contains customary noncompetition and confidentiality provisions and may be terminated by the Company for nonperformance. The agreement does not contain any special severance provisions which would be triggered by a change in control of the Company.

     CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND OTHER
                          INFORMATION

     The Company signed a letter of agreement with DiaLogos, Inc. ("DiaLogos"), dated July 12, 1996, amended January 31, 1997, in which the Company, on or before March 31, 1998, agreed to either pay DiaLogos for 75% of the common shares of DiaLogos or secure a funding commitment for DiaLogos' operations from investors and/or lenders, or a combination thereof. (A copy of such letter of agreement was included as an Exhibit to the Company's 1996 Annual Report on Form 10-KSB). Certain investors identified by the Company would receive a 1% interest in DiaLogos in exchange for each $22,000 invested in DiaLogos. In addition, the letter provides that in the event the Company secures a funding commitment from investors and/or lenders, then DiaLogos will grant the Company the option (immediately exercisable through December 31, 1999) to purchase 75% of the common shares of DiaLogos less any shares already purchased by the Company and/or investors identified by the Company. Richard Mahoney, the President, Chief Executive Officer and Chairman of the Board of the Company, Paul
J. Stein, a director of the Company, Philip S. Present II, the Chief Operating Officer and Director of the Company and Daniel A. Silber, the Chief Financial Officer of the Company have each either invested or agreed to invest funds in DiaLogos in exchange for ownership interests therein. Specifically, Mr. Stein has executed a promissory note payable to DiaLogos in the amount of $44,000 for a 2% interest in DiaLogos, Mr. Mahoney and his spouse have invested a total amount of $297,000 for an interest of 13.5% of DiaLogos, Mr. Present has invested $44,000 for a 2% interest in DiaLogos and Mr. Silber has invested $22,000 for a 1% interest in DiaLogos.

     On September 1, 1996, the Company, UDMS and Madison Financial Group Ltd. /f/k/a/ DMG Equity Partners LLC ("Madison"), an Ohio limited liability company, entered into a Consulting Agreement pursuant to which Madison agreed to provide consulting services to UDMS in connection with potential acquisitions, corporate reorganizations and restructurings, and private or public offerings, including preparing reports, memoranda, analyses, and other documents for management relating thereto. In consideration of the services to be provided by Madison to UDMS thereunder, UDMS has paid Madison a one time consulting fee of $50,000 and the Company granted Madison a warrant to purchase 15 shares of UDMS stock owned by the Company at a price of $415,100, subject to adjustment upward in certain circumstances (the "Warrant"). The $50,000 fee is to be reimbursed to UDMS in the event Madison exercises the Warrant. The Warrant is exercisable for a period of three (3) years beginning on the date, if ever, UDMS completes a public or private offering of its stock and only if (i) Madison does not terminate the Consulting Agreement prior to the completion of a public or private offering of UDMS stock and (ii) UDMS does not terminate the Consulting Agreement more than ninety
(90) days prior to completion of a public or private offering of
UDMS stock.   Richard A. Mahoney, the President, Chief Executive
Officer and Chairman of the Board of the Company, holds a 36% interest in Madison.

     The Company's Chief Operating Officer and Director, Philip S. Present II, was an audit partner with the accounting firm KPMG Peat Marwick LLP ("KPMG") prior to joining the Company in 1995.
In such capacity he served as the engagement partner for a client of KPMG, Structural Dynamics Research Corporation ("SDRC"), during 1993. In 1995 SDRC restated its financial statements for the years 1992 and 1993 as a result of its allegedly having reported premature and fictitious revenue for such years. In April 1997, the Securities and Exchange Commission ("SEC") settled a civil proceeding in the United States District Court for the Southern District of Ohio against SDRC and five of its former senior officers. SDRC consented to a permanent injunction and the former officers consented to both permanent injunctions and a total of approximately $1.5 million in monetary penalties. One of the former officers also pleaded guilty to related criminal charges. In a separate administrative proceeding also concluded in April 1997, Mr. Present and another former KPMG partner voluntarily consented to a cease and desist order arising out of the conduct of the audits of SDRC's financial statements without admitting or denying any of the SEC's allegations. As a result of the order, Mr. Present may not practice as an accountant before the SEC for a period of 30 months. The order will not affect his current duties with the Company or his ability to serve as a director of a publicly-held company. Mr. Present voluntarily consented to the order in order to avoid the expense and time burden of prolonged contested proceedings.

     The terms of the Agreement of Merger and Plan of Reorganization pursuant to which the Company acquired UDMS in December 1995 provided that the Company would not sell or merge UDMS to or into an unaffiliated third party or sell its stock to an unaffiliated third party without the prior consent of Jay Hilnbrand, one of the prior shareholders of UDMS, General Manager of UDMS and a director of the Company. When the Board of Directors of the Company determined it would be in the best interests of the Company to conduct an initial public offering of UDMS' common stock (the "IPO"), the Company needed to obtain Mr. Hilnbrand's consent. In accordance with that obligation, the Company and Mr. Hilnbrand entered into an Agreement on May 15, 1997, subsequently amended December 10, 1997, pursuant to which Mr. Hilnbrand agreed to consent to the IPO and the Company agreed to pay to Mr. Hilnbrand $10,100 on the effective date of the IPO.
 (A copy of this Agreement, as amended, was included as an Exhibit to the Company's 1998 Annual Report on Form 10-KSB.)

  When the Company acquired UDMS in December 1995, it also acquired all the common stock of HWB, Inc., a company which was affiliated with UDMS and of which Mr. Hilnbrand was a shareholder ("HWB"). A portion of the consideration paid by the Company for the common stock of HWB was to be based on the revenues of UDMS over a period of time (the "Earn-Out Consideration"). As a result of the potential IPO, the Company and Mr. Hilnbrand have also amended the Stock Purchase Agreement dated December 29, 1995 pursuant to which Mr. Hilnbrand sold to the Company all of the common stock of HWB, Inc. owned by him. (A copy of this Agreement, as amended, was included as an Exhibit to the Company's 1998 Annual Report on Form 10-KSB). The amendment provides that if the IPO occurs, certain Earn-Out Consideration due Hilnbrand could be earned by him over an extended period of time and a portion of such consideration could be paid in the form of UDMS' common stock instead of the Company's common stock.

In January 1998, the Company decided to sell the net assets of the Step2000 segment of UDMS and is currently negotiating with prospective buyers. The Company expects to complete the sale by the end of December 1998. Jay Hilnbrand, General Manager of UDMS and a director of the Company, has been acting on the Company's behalf in identifying and negotiating with prospective buyers. It is the intention of the Company to compensate Mr. Hilnbrand for these efforts in the event the Company sells the Step2000 product as a result of such efforts. At this time, the specific terms of such compensation have not been finalized.

                      1999 SHAREHOLDER PROPOSALS

In order for any shareholder proposals for the 1999 Annual Meeting of Shareholders to be eligible for inclusion at the meeting, they must be received by the Secretary of the Company at 8805
Governor's Hill Drive, Suite 100, Cincinnati, Ohio 45249, prior to December 28, 1998.

           SELECTION OF ACCOUNTANTS FOR FISCAL YEAR 1999

The Company will continue to retain the services of KPMG Peat Marwick LLP, its outside accounting firm since 1994, for fiscal year 1999. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                            OTHER MATTERS

The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors


Robert E. Kenny III
Secretary




EXHIBIT A
_____________________

MEDPLUS, INC. EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I -- PURPOSE

1.01. Purpose

The MedPlus, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby Employees of MedPlus, Inc. and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

ARTICLE II -- DEFINITIONS

2.01. Base Pay

"Base Pay" means regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02. Committee

"Committee" means the individuals described in Article XI.

2.03. Employee

"Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.04.  Offering

"Offering" means each of the annual or six-month offerings of the Company's Common Stock under the Plan.

2.05.  Offering Commencement Date

"Offering Commencement Date" means the August 1 or February 1, as the case may be, on which the particular Offering begins.


2.06.  Offering Termination Date

"Offering Termination Date" means the January 31 or July 31, as the case may be, on which the particular Offering terminates.

2.07. Subsidiary Corporation

"Subsidiary Corporation" means any present or future corporation which (i) is a "subsidiary corporation", as that term is defined in Section 424 of the Code, of the Company and (ii) is designated by the Committee as an entity the employees of which shall be entitled to participate in the Plan.

ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility.

Any Employee who shall have completed 90 days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such 90 day period has concluded.

3.02. Leave of Absence.

For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option. 3.03. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

(a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

(b) which permits his rights to purchase stock under all Code Sec. 423 employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04. Commencement of Participation.

An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Committee on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

ARTICLE IV -- OFFERINGS

4.01. Annual Offerings.

The Plan will be implemented by four annual Offerings of the Company's Common Stock beginning on the 1st day of August in each of the years 1998, 1999, 2000 and 2001, each Offering terminating on July 31 of the following year, provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on August 1 of such year and February 1 of the following year and terminating on January 31 and July 31 of the following year, respectively. The maximum number of shares issued in the respective years shall be:

- From August 1, 1998 to July 31, 1999:  50,000 shares.

- From August 1, 1999 to July 31, 2000: 75,000 shares plus unissued shares from the prior Offerings, whether offered or not.

- From August 1, 2000 to July 31, 2001: 100,000 shares plus unissued shares from the prior Offerings, whether offered or not.

- From August 1, 2001 to July 31, 2002: 125,000 shares plus unissued shares from the prior Offerings, whether offered or not.

If a six-month Offering is made, the maximum number of shares to be issued shall be one-half of the number of shares set forth for the annual period in which the six-month Offering falls, plus, if the Offering is a February 1 to July 31 Offering, unissued shares, whether offered or not, from the immediately preceding six-month Offering.

	ARTICLE V -- PAYMENTS FOR STOCK

5.01.  Method of Payment.

Unless otherwise determined by the Committee, the method of contribution to the Plan shall be by regular payroll deduction as provided below. The Committee shall have the authority to establish such other methods of contribution to the Plan as it deems reasonable and appropriate under the circumstances.

5.02. Amount of Deduction.

At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1% to 10%, in increments of 1%, of his Base Pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

5.03. Participant's Account.

All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04.

5.04. Changes in Payroll Deductions.

A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

5.05. Leave of Absence.

If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.


ARTICLE VI -- GRANTING OF OPTION

6.01. Number of Option Shares.

On the Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the Employee's Base Pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the Employee's Base Pay during the period of the Offering and divided by (iii) 85% of the market value of the stock of the Company on the applicable Offering Commencement Date. The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of Section 6.02 below. An Employee's Base Pay during the period of an Offering shall be determined by multiplying, in the case of a one-year Offering, his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 52 or the hourly rate by 2,080 or, in the case of a six-month Offering, by 26 or 1040, as the case may be, provided that, in the case of a part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

6.02. Option Price.

The option price of stock purchased with payroll deductions made during such Offerings for a participant therein shall be the lower of:

(a) 85% of the closing price of the stock on the Offering
Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq National Market; or

(b) 85% of the closing price of the stock on the Offering
Termination Date or the nearest prior business day on which trading occurred on the Nasdaq National Market.

ARTICLE VII -- EXERCISE OF OPTION

7.01. Automatic Exercise.

Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.01), and any excess in his account at that time will be returned to him.

7.02. Withdrawal of Account.

By written notice to the Committee, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

7.03. Fractional Shares.

Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of an Offering, without interest.

7.04. Transferability of Option.

During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.05.  Delivery of Stock.

As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

ARTICLE VIII -- WITHDRAWAL

8.01. In General.

As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Committee. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated payroll deductions as an election, under Section 3.02, to withdraw such deductions.

8.02. Effect on Subsequent Participation.

A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding
Offering or in any similar plan which may hereafter be adopted by the Company.

8.03. Termination of Employment.

Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.01.

8.04. Termination of Employment Due to Death.

Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Committee prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the participant, either: (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest. In the event that no such written notice of election shall be duly received by the Committee, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

8.05. Leave of Absence.

A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE IX -- INTEREST

9.01. Payment of Interest.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee.

ARTICLE X -- STOCK

10.01. Maximum Shares.

The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04 shall be 125,000 shares in each annual Offering (62,500 shares in each six-month Offering) plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 350,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

10.02. Participant's Interest in Option Stock.

The participant will have no interest in stock covered by his option until such option has been exercised.

10.03. Registration of Stock.

Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Committee prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.04. Restrictions on Exercise.

The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of
issuance, upon a stock exchange, and that either:   (a) a
Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI -- ADMINISTRATION

11.01. Appointment of Committee.

The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02. Authority of Committee.

Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

11.03. Rules Governing the Administration of the Committee.

The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE XII -- MISCELLANEOUS

12.01. Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Committee. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

12.02. Transferability.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

12.03. Use of Funds.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04. Adjustment Upon Changes in Capitalization.

(a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

(b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering
Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05. Amendment and Termination.

The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or (iii) permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

12.06. Effective Date.

The Plan shall become effective as of August 1, 1998 if approved by the holders of a majority of the Common Stock present in person or by proxy at a special or annual meeting of the shareholders held on or before June 30, 1998. If the Plan is not so approved, the Plan shall not become effective.

12.07. No Employment Rights.

The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

12.08. Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of
such Employee.   12.09. Governing Law.  The law of the State of
Ohio will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

MEDPLUS, INC.

FORM OF PROXY
______________________

MedPlus, Inc.
8805 Governor's Hill Drive
Cincinnati, OH  45249

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints Richard A. Mahoney and Robert
E. Kenny III and each of them with full power of substitution as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of MedPlus, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said Company scheduled to be held on June 25, 1998 at 1:30 p.m. at the Blue Ash Hotel and Conference Center, 5901 Pfeiffer Road, Cincinnati, Ohio, 45242 or at any adjournment or recess thereof.

   Please mark X in the appropriate box. The Board of Directors recommends a FOR vote on each proposal.

1. ELECTION OF DIRECTORS.

    FOR all nominees listed below.    _______WITHHOLD AUTHORITY
(except as marked to the
contrary below)

RICHARD A. MAHONEY, ROBERT E. KENNY III, PAUL J. STEIN,
JAY HILNBRAND, PAUL A. MARTIN, PHILIP S. PRESENT II

2. APPROVAL OF AN AMENDMENT TO THE 1994 LONG-TERM STOCK INCENTIVE
PLAN INCREASING THE TOTAL NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK SUBJECT TO GRANTS THEREUNDER FROM 1 MILLION SHARES TO 2
MILLION SHARES.

   FOR approval of the amendment.     ________ WITHHOLD AUTHORITY

3. APPROVAL OF THE MEDPLUS, INC. EMPLOYEE STOCK PURCHASE PLAN

    FOR approval of the Plan.         ________ WITHHOLD AUTHORITY


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

ALL FORMER PROXIES ARE HEREBY REVOKED.

                              NUMBER OF SHARES _______________
                               ________________________________
                              (Signature of Shareholder)
                               ________________________________
                              (Signature of Shareholder)

                                 Please sign exactly as your name
                                 appears to the left.  All joint
                                 owners should sign.  (When
                                 signing in a fiduciary capacity
                                 or as a corporate officer, please
                                 give your full title as such.)

                                 Dated: _________________, 1998